UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2019

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (833) 900-5366

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	KDMN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2019, Kadmon Corporation, LLC, a wholly owned subsidiary of Kadmon Holdings, Inc. (the “Company”), entered into an employment agreement, effective January 1, 2020 (the “Employment Agreement”) with Harlan W. Waksal, M.D., the Company’s President and Chief Executive Officer, which supersedes and replaces Dr. Waksal’s prior employment agreement. Pursuant to the Employment Agreement, Dr. Waksal will receive an annual base salary of $600,000. Dr. Waksal will also be eligible for a year-end target bonus of 60% of his annual base salary. The Employment Agreement also includes customary confidentiality and assignment of intellectual property obligations. In addition, Dr. Waksal has been granted an option to purchase 1,350,000 shares of the Company’s common stock under the Company’s existing Amended and Restated 2016 Equity Incentive Plan, which is described further in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, at an exercise price per share equal to the closing market price of the Company’s common stock on November 19, 2019, which shares shall vest in equal annual installments over three years.

The Employment Agreement can be terminated by the board of directors of the Company at any time for or without Cause (as such term is defined in the Employment Agreement) and Dr. Waksal can resign with or without Good Reason (as such term is defined in the Employment Agreement). If Dr. Waksal is terminated for Cause or resigns without Good Reason, Dr. Waksal will receive his base salary through the date of termination. If Dr. Waksal is terminated without Cause or resigns with Good Reason, conditioned on Dr. Waksal’s execution and non-revocation of a release of claims, Dr. Waksal will be entitled to severance payments in an aggregate amount equal to his base salary plus the greater of his target bonus or his previous year’s discretionary bonus, to be paid in equal installments over a one-year period and ending when Dr. Waksal becomes employed by another entity or individual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: November 19, 2019	/s/ Gregory S. Moss
Gregory S. Moss
Executive Vice President and General Counsel